FS Energy and Power Fund 8-K

Exhibit 10.1

GOLDMAN SACHS BANK USA

c/o Goldman Sachs & Co.

30 Hudson Street, 4th Floor

Jersey City, New Jersey 07302

April 1, 2020

CONFIDENTIAL

Gladwyne Funding LLC 201 Rouse Boulevard Philadelphia, PA 19112 Facsimile: 215- 339-9131 E-mail: credit.notices@fsinvestments.com Attention: FSEP Portfolio Management

FS Energy and Power Fund, as the Guarantor, solely with respect to Section 2(a)(iv) and 2(a)(v), 5 and 6(b)

201 Rouse Boulevard

Philadelphia, PA 19112

Facsimile: 215- 339-9131

Attention: FSEP Portfolio Management

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Amended and Restated Credit Agreement, dated as of December 2, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), by and among GLADWYNE FUNDING LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time, GOLDMAN SACHS BANK USA (“Goldman Sachs”), as sole lead arranger and syndication agent, Goldman Sachs, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) and in its capacity as Calculation Agent (in such capacity, the “Calculation Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), in its capacity as Collateral Administrator (in such capacity, the “Collateral Administrator”), Wells Fargo, in its capacity as Collateral Agent (in such capacity, the “Collateral Agent”) and (ii) that certain Non-Recourse Carveout Guaranty Agreement, dated as of December 2, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Limited Guaranty”), by FS Energy and Power Fund, a Delaware statutory trust (the “Guarantor”) and in favor of the Collateral Agent and Goldman Sachs. Capitalized terms used in this letter agreement (this “Letter Agreement”) and not otherwise defined shall have the meanings set forth in the Credit Agreement or the Limited Guaranty, as applicable.

WHEREAS, the Borrower has requested (i) the removal of the requirement to deliver a Financial Covenant Compliance Certificate pursuant to Section 5.13(a) of the Credit Agreement and of the representations and warranties set forth in Section 3.4(b) and Section 3.4(c) of the Limited Guaranty, and (ii) certain modifications of the Credit Agreement and the other Transaction Documents, in each case during a standstill negotiation period from the date hereof to and including the later of (x) July 1, 2020 and (y) such other date mutually agreed to by the Borrower and the Administrative Agent (the “Standstill Negotiation Period”) as set forth herein, and, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders are willing to do so, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, notwithstanding any contrary term or provision contained in the Credit Agreement or the other Transaction Documents, the parties agree as follows:

1.               Amendments to Credit Agreement and Limited Guaranty. Upon satisfaction, or waiver in accordance with Section 11.5 of the Credit Agreement, of the conditions set forth in Section 3 hereof, the parties hereto hereby agree as follows:

a.                The defined term “Material Adverse Effect” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (a) the business, operations, properties, assets or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) the ability of any Credit Party to fully and timely perform its obligations; (c) the legality, validity, binding effect or enforceability against a Credit Party of a Transaction Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred up, any Agent, any Lender or any other Secured Party under any Transaction Document; provided that, for the avoidance of doubt, with respect to clauses (a) and (b), no material adverse effect and/or material adverse development shall be deemed to result from, arise out of or relate to any of the following, or shall be taken into account in determining whether, a material adverse effect and/or material adverse development has occurred or could or would reasonably be expected to occur: (i) the COVID-19 pandemic, but solely to the extent such event or development has been disclosed by the Borrower to the Administrative Agent and Lenders (it being understood that the Administrative Agent and the Lenders hereby acknowledge that the letter agreement, dated as of April 1, 2020, by and among the Borrower, the Lenders, the Administrative Agent, the Calculation Agent, the Collateral Administrator, the Collateral Agent, Goldman Sachs, as a party to the Limited Guaranty, and, solely with respect to Section 2(a)(iv), 2(a)(v), (5) and (6)(b) therein, the Guarantor shall be deemed to constitute such disclosure) and the scope of such adverse effect is not materially and adversely greater than that which has been disclosed and/or (ii) the dispute between Saudi Arabia and Russia with respect to the price, quantity and/or availability of oil.

b.               The defined term “Spread” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Spread” means (a) from and including the Effective Date to but excluding April 1, 2020, 3.20% per annum, (b) from and including April 1, 2020 to but excluding the Standstill Negotiation Period End Date, 7.50% per annum and (c) thereafter, 5.20% per annum.

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c.                Section 1.1 of the Credit Agreement shall be amended to add the following definition in appropriate alphabetical order therein:

“Standstill Negotiation Period End Date” means the later of (a) July 2, 2020 and (b) such other date mutually agreed by the Borrower and the Administrative Agent.

d.               Any provision (i) in the Credit Agreement (including Sections 5.7(a)(3), (7) and (22)) or the other Transaction Documents that may have prevented, or will prevent, the contribution of the Equity Interests and indebtedness of EP Synergy Investments, Inc. and FS Power Investments, LLC and of such Persons becoming subsidiaries of the Borrower and (ii) in the Credit Agreement or the other Transaction Documents that requires any physical instrument, note, agreement, document, certificate or other similar asset to be delivered to, or held by, the Collateral Agent or any other Person which cannot reasonably be delivered to, or held by, the Collateral Agent or such other Person due to closures and other disruptions caused by the COVID-19 pandemic, in each case, are deemed inapplicable, no Default or Event of Default has occurred or shall occur as a result of any such provisions or any requirement to deliver any notice of such Default or Event of Default, no such failure to comply with such provisions shall adversely affect the Borrowing Base and none of the Lenders, the Administrative Agent, the Calculation Agent, the Collateral Administrator, the Collateral Agent or Goldman Sachs shall exercise any remedies under the Credit Agreement, the Limited Guaranty or any other Transaction Document as a result of such provisions or the failure to deliver notice of such Default or Event of Default; provided that, in the case of clause (ii), such physical instruments, notes, agreements, documents, certificates and other similar assets shall promptly be delivered as required under the Credit Agreement and other Transaction Documents as soon as reasonably practicable once such closures or disruptions no longer prevent such delivery.

2.               Standstill Negotiation Period. Upon satisfaction, or waiver in accordance with Section 11.5 of the Credit Agreement, of the conditions set forth in Section 3 hereof, during the Standstill Negotiation Period, and notwithstanding anything to the contrary contained in the Credit Agreement or the other Transaction Documents, the parties hereto hereby agree as follows:

a.                The Credit Agreement and the Limited Guaranty are modified as follows:

(i)              The defined term “Financial Covenant Compliance Certificate” in Section 1.1 of the Credit Agreement is deemed inapplicable.

(ii)            The final row of Schedule A to the Credit Agreement is deemed inapplicable.

(iii)          Exhibit I to the Credit Agreement is deemed inapplicable.

(iv)           The defined terms “Asset Coverage Ratio” and “Shareholders’ Equity” in Section 1.2 of the Limited Guaranty are deemed inapplicable.

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(v)             The representations and warranties set forth in Section 3.4(b) and Section 3.4(c) of the Limited Guaranty are deemed inapplicable, no Default or Event of Default has occurred or shall occur as a result of any prior, current or future breach of such representations and warranties or any requirement to deliver any notice of such Default or Event of Default, and none of the Lenders, the Administrative Agent, the Calculation Agent, the Collateral Administrator, the Collateral Agent or Goldman Sachs shall exercise any remedies under the Credit Agreement, the Limited Guaranty or any other Transaction Document as a result of any prior, current or future breach of such representations and warranties or the failure to deliver notice of such Default or Event of Default.

b.               No Default or Event of Default shall arise or otherwise be deemed outstanding in connection with (i) the failure to comply with the provisions of the Margining Agreement, (ii) the failure to comply with the provisions of Sections 5.13(a) (solely with respect to rows 4, 5 and 6 of Schedule A of the Credit Agreement and only to the extent such failure was not material or adverse to the Administrative Agent or the Lenders) and 9(o) of the Credit Agreement and (iii) any provision of the Credit Agreement or any other Transaction Document that is superseded by this Letter Agreement (the foregoing clauses (i) through (iii), collectively, the “Standstill Provisions”), and none of the Lenders, the Administrative Agent, the Calculation Agent, the Collateral Administrator, the Collateral Agent or Goldman Sachs shall exercise any remedies under the Credit Agreement, the Limited Guaranty or any other Transaction Document in connection with the failure to comply with any Standstill Provision, in each case, other than in connection with a breach of the Borrower’s obligations under this Section 2.

c.                The Collateral Obligations attached hereto as Exhibit A are hereby assigned the Market Value, Assigned Price, Advance Rate and Initial FX Rate for such Collateral Obligations as of the date hereof specified on Exhibit A (such Collateral Obligations included in Exhibit A, as such Exhibit A may be updated from time to time to reflect the Disposition of Collateral Obligations with the consent of the Administrative Agent, the “Standstill Negotiation Period Collateral Obligations”); provided that the preferred units of Great Western Petroleum, LLC set forth on Exhibit A shall be removed from Exhibit A, and no longer constitute a Standstill Negotiation Period Collateral Obligation, if the written consent of the board of managers of the related Obligor to the Acquisition, and pledge by the Borrower to the Collateral Agent, of such Collateral Obligation, in form and substance satisfactory to the Administrative Agent, is not obtained by April 15, 2020 (or such longer period agreed to by the Administrative Agent in its reasonable discretion).

d.               If at any time the Loan to Value Ratio (as defined below) is above 70%, then the Administrative Agent may by notice (a “Loan to Value Ratio Deficiency Notice”) to the Borrower (with a copy to the Collateral Agent) require the Borrower to take one or more of the following actions within two (2) Business Days of receiving such Loan to Value Ratio Deficiency Notice (it being understood that, in such event, the actions to be taken will be determined by the Borrower in its discretion): (x) deposit in the Borrowing Base Principal Collection Account cash in U.S. Dollars or (y) repay outstanding Loans (provided that, notwithstanding anything to the contrary contained in this Letter Agreement, the Credit Agreement or the other Transaction Documents, (i) such repayments may be made with amounts from any Borrower Account (without duplication of any amounts in any other Borrower Accounts) and (ii) the related Make-Whole Amount shall be due and payable in connection therewith), in each case, in an aggregate amount equal to the lesser of (x) such amount as is needed to cause the Loan to Value Ratio to be reduced to at least 37.5% (or such greater percentage agreed to by the Borrower and the Administrative Agent) and (y) the amount of the Loans outstanding as of such date.

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e.                For purposes of this Letter Agreement:

(i)              “Adjusted Cash Value” means, as of any date, an amount, equal to the Dollar Equivalent of all Cash and cash equivalents of the Borrower, including the aggregate amount of cash standing to the credit of each Borrower Account (without duplication of any amounts in any other Borrower Accounts).

(ii)            “Aggregate Standstill Negotiation Period Collateral Obligation Calculation Amount” means, on any date, the sum of, for each Standstill Negotiation Period Collateral Obligation:

(1)             the Asset Amortized Amount therefor as of such date;

(2)             the lesser of (x) the Asset Current Price therefor as of such date and (y) 100%; and

(3)             the Initial FX Rate therefor as of such date,

all as determined by the Calculation Agent; provided that, the Aggregate Standstill Negotiation Period Collateral Obligation Calculation Amount shall be subject to Dispute pursuant to the terms and provisions of Section 2(c) of the Margining Agreement.

(iii)          “Loan to Value Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) the aggregate principal amount of Loans outstanding on such date minus the Adjusted Cash Value on such date to (b) the Aggregate Standstill Negotiation Period Collateral Obligation Calculation Amount on such date; provided that, for the avoidance of doubt, any Buffer Assets listed on Exhibit A (as such exhibit is updated from time to time in accordance with this Letter Agreement) and any amounts in the Buffer Asset Collateral Account, the Buffer Asset Interest Collection Account or the Buffer Asset Principal Collection Account shall be included in calculating the Loan to Value Ratio.

(iv)           “Make-Whole Amount” means, in connection with a Make-Whole Event, an amount equal to the aggregate amount of Spread (calculated pursuant to clause (c) of the definition thereof) that would otherwise have been payable to the Lenders under the Credit Agreement (in each case on an aggregate principal amount of Loans equal to the related Make-Whole Calculation Amount) during the period from and including the date on which such Make-Whole Event occurs to but excluding the scheduled Maturity Date, discounted to present value, all as calculated by the Calculation Agent.

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f.                The Borrower shall repay up to $20,000,000 of Loans, and make a Voluntary Commitment Reduction on such Loans, in one or more such repayments and Voluntary Commitment Reductions upon the receipt by the Borrower, after the date hereof, of cash proceeds of sales of assets, Principal Proceeds and Interest Proceeds. The Borrower also may at any time, in its sole discretion, repay the Loans, and make a Voluntary Commitment Reduction on the Loans, with the cash proceeds of sales of any assets, Principal Proceeds and Interest Proceeds or with any other cash of the Borrower, including the aggregate amount of cash standing to the credit of each Borrower Account (other than the Collateral Accounts). Notwithstanding anything to the contrary contained in this Letter Agreement or the other Transaction Documents, with respect to any repayment and any Voluntary Commitment Reduction pursuant to or in reliance upon this Section 2(f), (i) the Borrower shall not be under any requirement to comply with any restrictions, obligations or limitations on any such repayments or any such Voluntary Commitment Reductions in the Credit Agreement (including Section 8 of the Credit Agreement) or the other Transaction Documents, (ii) no Make-Whole Amount shall be due and payable in connection with a repayment of Loans or Voluntary Commitment Reduction pursuant to the first sentence of this Section 2(f) and (iii) the related Make-Whole Amount shall be due and payable in connection with any Voluntary Commitment Reduction pursuant to the second sentence of this Section 2(f).

g.               Notwithstanding anything to the contrary in the Credit Agreement:

(i)              The Borrower may not Acquire or Dispose of any Collateral Obligations without the prior written consent of the Administrative Agent in its sole and absolute discretion.

(ii)            Except as expressly contemplated in Section 2(c) above, the Borrower may not deposit capital contributions of cash into any Borrower Account without the prior written consent of the Administrative Agent in its sole and absolute discretion.

(iii)          Each Voluntary Prepayment shall result in a Voluntary Commitment Reduction in an amount equal to the principal amount of the Loans repaid in connection with such Voluntary Prepayment.

3.               Conditions. The obligations of each Lender pursuant to this Letter Agreement are subject to the satisfaction, or waiver in accordance with Section 11.5 of the Credit Agreement, of the following conditions:

a.                The execution and delivery of this Letter Agreement by each of the Borrower, the Lenders, the Administrative Agent, the Calculation Agent, the Collateral Administrator, the Collateral Agent, Goldman Sachs, as a party to the Limited Guaranty, and, solely with respect to Section 2(a)(iv), 2(a)(v), (5) and (6)(b), the Guarantor.

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b.               The Borrower shall repay $205,000,000 of Loans, and make a Voluntary Commitment Reduction on such Loans (such repayment and Voluntary Commitment Reduction, the “Letter Agreement Date Repayment”), substantially concurrently with the effectiveness of this Letter Agreement. Notwithstanding anything to the contrary contained in this Letter Agreement or the other Transaction Documents, solely with respect to the Letter Agreement Date Repayment, (i) the Borrower shall not be under any requirement to comply with any restrictions, obligations or limitations on the Letter Agreement Date Repayment in the Credit Agreement (including Section 8 of the Credit Agreement) or the other Transaction Documents and (ii) the Borrower shall not be required to pay any Make-Whole Amount with respect to, or to provide any notice of, the Letter Agreement Date Repayment.

c.                After giving effect to this Letter Agreement, as of the date hereof, the representations and warranties contained herein and in the other Transaction Documents shall be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

d.               After giving effect to this Letter Agreement, as of the date hereof, no event shall have occurred and be continuing or would result from the consummation of this Letter Agreement that would constitute a Default or an Event of Default.

4.               Representations and Warranties. In order to induce the Agents and the Lenders to enter into this Letter Agreement, the Borrower represents and warrants to each Agent and Lender, on the date hereof, that the following statements are true and correct:

a.                After giving effect to this Letter Agreement, as of the date hereof, the representations and warranties contained herein and in the other Transaction Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier is not applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

b.               After giving effect to this Letter Agreement, as of the date hereof, no event has occurred and is continuing or results from the consummation of this Letter Agreement that would constitute a Default or an Event of Default.

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5.               Acknowledgement by Wells Fargo. Wells Fargo, in its capacity as Collateral Agent, acknowledges and agrees that, during the Standstill Negotiation Period, any instruction regarding the Acquisition of any Collateral, the Disposition of any Collateral or any withdrawal of funds from any Borrower Account, or in any way otherwise pertaining to the activities of the Borrower, shall require the prior written consent of the Administrative Agent in its sole and absolute discretion. The Administrative Agent, the Calculation Agent, the Lender, the Borrower and the Guarantor (i) authorize and direct Wells Fargo, as Collateral Agent and Collateral Administrator to enter into this letter agreement, (ii) acknowledge and agree that the Collateral Agent and Collateral Administrator are to be fully protected in relying upon the foregoing authorization and direction and (iii) release the Collateral Agent and Collateral Administrator from any liability for complying with such direction.

6.               No Modification.

a.                Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a consent to any non-compliance or a waiver of compliance with any term or condition contained in the Credit Agreement, the Limited Guaranty or any of the other Transaction Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders, the Administrative Agent, the Calculation Agent, the Collateral Administrator, the Collateral Agent and Goldman Sachs reserve all rights, privileges and remedies under the Transaction Documents. Except as amended, waived, consented or otherwise modified hereby, the Credit Agreement and other Transaction Documents remain unmodified and in full force and effect. All references in the Transaction Documents to the Credit Agreement and the other Transaction Documents shall be deemed to be references to the Credit Agreement and such other Transaction Documents as modified hereby; provided that, for the avoidance of doubt and notwithstanding anything to the contrary contained in this Letter Agreement, after the Standstill Negotiation Period, the provisions in Section 2 shall no longer modify the Credit Agreement and the other Transaction Documents.

b.               Each of the Guarantor and Goldman Sachs agree to, during the Standstill Negotiation Period, negotiate in good faith to modify Section 3.4(b) and Section 3.4(c) of the Limited Guaranty, such that such provisions will be substantially consistent with the related financial covenants in the RCF Credit Agreement, as in effect at the end of the Standstill Negotiation Period; provided that, for the avoidance of doubt, such modifications shall include a waiver of any Default or Event of Default directly or indirectly caused by a breach of the representations and warranties set forth in Section 3.4(b) and Section 3.4(c) of the Limited Guaranty as in effect prior to the Standstill Negotiation Period.

7.               Successors and Assigns. This Letter Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Letter Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated in the Credit Agreement, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Letter Agreement.

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8.               Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.               Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.            Terms Generally. The interpretive provisions set forth in Section 1.3 of the Credit Agreement are incorporated herein mutatis mutandis.

11.            APPLICABLE LAW. THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

12.            CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS LETTER AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1 OF THE CREDIT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS LETTER AGREEMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

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13.            WAIVER OF JURY TRIAL. EACH OF THE LENDERS AND OTHER PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LETTER AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LETTER AGREEMENT, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS LETTER AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS LETTER AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.            Effectiveness; Counterparts. This Letter Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written notification of such execution and authorization of delivery thereof. This Letter Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Letter Agreement by facsimile or in electronic format (i.e., "pdf" or "tif") shall be effective as delivery of a manually executed counterpart of this Letter Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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Very truly yours,

GOLDMAN SACHS BANK USA,
as the Administrative Agent and Calculation Agent

By: _/s/ Joseph McNeila__________________

Name: Joseph McNeila

Title: Managing Director

[Letter Agreement]

GOLDMAN SACHS BANK USA, as Lender

By: _/s/ Joseph McNeila__________________

Name: Joseph McNeila

Title: Managing Director

[Letter Agreement]

GOLDMAN SACHS BANK USA, as a party to the Limited Guaranty

By: _/s/ Joseph McNeila__________________

Name: Joseph McNeila

Title: Managing Director

[Letter Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Collateral Administrator

By: _/s/ Ryan Thomas_____________________

Name: Ryan Thomas

Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Collateral Agent

By: _/s/ Ryan Thomas_____________________

Name: Ryan Thomas

Title: Vice President

[Letter Agreement]

Acknowledged and Agreed:

GLADYWNE FUNDING LLC, as the Borrower

By: __/s/ Edward T. Gallivan, Jr.____________

Name: Edward T. Gallivan, Jr.

Title: Chief Financial Officer

FS ENERGY AND POWER FUND, as the Guarantor,
solely with respect to Section 2(a)(iv), 2(a)(v), 5 and 6(b)

By: __/s/ Edward T. Gallivan, Jr.____________

Name: Edward T. Gallivan, Jr.

Title: Chief Financial Officer

[Letter Agreement]

EXHIBIT A

Collateral Obligations

OMITTED